PRA Group Reports Second Quarter 2026 Results

$58 Million Net Income Driven by $349 Million Increase in Europe ERC Following Comprehensive European Portfolio Review and Strong Long-Term Performance

Continued to Deliver on Significant Execution Milestones Under PRA 3.0 Strategy, Including Additional Cost Reductions, Call Center Footprint Consolidation and Technology Modernization
Repurchased $10 Million of Shares During the Quarter; Board of Directors Authorized New Share Repurchase Program for up to $150 Million

NORFOLK, Va., August 6, 2026 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2026 ("Q2 2026").

Q2 2026 Highlights (vs. Q2 2025)
•Total cash collections of $559 million, up 4%.
•Net income attributable to PRA Group, Inc. of $58 million, or diluted earnings per share of $1.51.
•Estimated remaining collections (ERC)1 of $8.9 billion, up 7%.
•Adjusted EBITDA2 of $1.4 billion, up 10%.
•Cash efficiency ratio3 of 61%.
•Total portfolio purchases of $297 million, in line with expectations.

"We continued to execute against our PRA 3.0 strategy during the second quarter to drive higher returns and long-term shareholder value," said Martin Sjolund, president and chief executive officer. "We generated continued growth in cash collections, maintained strong cash efficiency, invested nearly $300 million in portfolio purchases, and delivered higher earnings. We also performed a comprehensive review of our European portfolios as part of our quarterly portfolio assessment. This review resulted in an approximately $349 million increase in European ERC, reflecting more than six years of sustained cash overperformance in Europe, as well as enhancements to our analytical processes and forecasting capabilities. We believe this is an important milestone that better aligns our European ERC with the long trend of historical overperformance of the European portfolios. As a result of this change, we expect higher levels of portfolio income going forward and more moderate levels of changes in expected recoveries over the long-term."

"We also achieved a number of important execution milestones during the quarter. We continued reducing costs and simplifying the organization, further consolidated our U.S. call center footprint, expanded our AI capabilities, and maintained a disciplined approach to capital allocation. Our teams are moving with pace and rigor across all three vectors of our PRA 3.0 strategy, and we are beginning to see the benefits of these actions reflected in our financial results through record ERC levels, growing adjusted EBITDA, and a strong funding profile. We remain focused on improving financial performance, further strengthening the balance sheet, and delivering long-term value for shareholders."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.For the 12 months ended June 30, 2026. A reconciliation of net income attributable to PRA Group, Inc. to Adjusted EBITDA can be found at the end of this press release.
3.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source, as reported and on a constant currency-adjusted basis:

Cash Collection Source	2026		2025
($ in thousands)	Q2	Q1	Q4	Q3	Q2
U.S. Core	$269,678	$268,409	$249,322	$258,277	$253,856
U.S. Insolvency	21,434	20,141	20,223	21,131	21,175
Europe Core	200,420	192,019	188,277	185,910	185,652
Europe Insolvency	17,658	20,547	19,166	22,658	24,609
Other markets (1)	49,355	50,812	54,670	54,268	50,996
Total cash collections	$558,545	$551,928	$531,658	$542,244	$536,288

Cash Collection Source -
Constant Currency-Adjusted	2026				2025
($ in thousands)	Q2				Q2
U.S. Core	$269,678				$253,856
U.S. Insolvency	21,434				21,175
Europe Core	200,420				189,826
Europe Insolvency	17,658				24,761
Other markets (1)	49,355				56,025
Total cash collections	$558,545				$545,643

•Total cash collections in Q2 2026 increased 4% to $559 million, compared to $536 million in the second quarter of 2025 ("Q2 2025"), driven by continued strength in the U.S. legal and digital collections channels and in our European business.

	Three Months Ended June 30,
($ in thousands)	2026	2025
Portfolio income	$267,799	$250,934
Recoveries collected in excess of forecast	22,742	40,302
Changes in expected future recoveries	74,182	(7,010)
Changes in expected recoveries	96,924	33,292
Total portfolio revenue	$364,723	$284,226

•Portfolio income in Q2 2026 increased 7% to $268 million, compared to $251 million in Q2 2025, driven by strong recent purchases at attractive returns.
•Changes in expected recoveries in Q2 2026 increased to $97 million, compared to $33 million in Q2 2025. The increase was primarily driven by the approximately $349 million increase in European ERC following a comprehensive review as part of the Company's quarterly portfolio assessment. The comprehensive review reflected more than six years of sustained cash overperformance across the Company's European business.
•Total portfolio revenue in Q2 2026 increased 28% to $365 million, compared to $284 million in Q2 2025.

1.Reflects total cash collections in South America, Canada and Australia.

Expenses
•Operating expenses in Q2 2026 increased $16 million to $219 million, compared to $203 million in Q2 2025, driven primarily by a $15 million increase in legal collection costs to support future cash collections growth.
◦Compensation and benefits expense decreased $5 million, primarily due to workforce reductions and other cost actions implemented during the past year.
◦Communication expense decreased $2 million, reflecting the increased use of more cost-efficient digital collection strategies.
◦Operating expenses in Q2 2026 included $5 million of expenses to reorganize the Company's U.S. business. This was comprised of $2 million of severance expenses related to the corporate and overhead headcount reduction during the quarter, as well as $3 million of real estate impairment and other expenses related to the consolidation of the Company's owned and leased call center facilities.
•Interest expense, net in Q2 2026 increased to $64 million, compared to $62 million in Q2 2025, primarily reflecting an increase in debt balances.
•The effective tax rate for the quarter was 33%.

Portfolio Purchases

Portfolio Purchase Source	2026		2025
($ in thousands)	Q2	Q1	Q4	Q3	Q2
U.S. Core	$90,227	$105,469	$102,254	$119,672	$160,193
U.S. Insolvency	19,220	13,043	10,088	14,809	22,134
Europe Core	164,620	86,715	152,375	95,239	142,465
Europe Insolvency	9,817	4,837	4,758	5,934	4,757
Other markets (1)	12,687	10,786	45,326	19,838	16,956
Total portfolio purchases	$296,571	$220,850	$314,801	$255,492	$346,505

•The Company purchased $297 million in portfolios of nonperforming loans in Q2 2026, as it continues to be disciplined with its investments and return thresholds.
•At the end of Q2 2026, the Company had in place estimated forward flow commitments2 of $219 million over the next 12 months, comprised of $117 million in Europe, $86 million in the U.S., and $15 million in other markets.

Credit Availability
•Total availability under the Company's credit facilities as of June 30, 2026 was $998 million, comprised of $733 million based on current ERC and subject to debt covenants, and $265 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Share Repurchases
•During Q2 2026, the Company repurchased $10 million of its outstanding common stock.
•On August 3, 2026, the Company's board of directors authorized a new $150 million program.

The new share repurchase program has no stated expiration date and repurchases may be made through open market purchases or other available means at the Company's discretion, subject to applicable regulatory requirements. The amount and timing of share repurchases depend on several factors, including the Company's capital allocation priorities, financial performance, market conditions,
1.Reflects total portfolio purchases in South America, Canada and Australia.
2.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.

valuation, leverage, liquidity, and the terms of its existing debt agreements. The new share repurchase program remains subject to the discretion of the Company's board of directors.

“We continue to maintain a disciplined capital allocation framework that prioritizes portfolio purchases at attractive returns and investments that enhance our operating performance, while also undertaking opportunistic share repurchases when we see an opportunity to drive value for our shareholders,” said Rakesh Sehgal, executive vice president and chief financial officer. "This new share repurchase program provides additional flexibility in how we deploy capital and reflects our commitment to long-term shareholder value."

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until August 6, 2027, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 53963# until August 13, 2026.

About PRA Group, Inc.
As a global industry leader with more than 30 years of experience, PRA Group, Inc. (Nasdaq: PRAA) specializes in acquiring and collecting nonperforming loans. PRA Group purchases portfolios from banks and other creditors and, through its subsidiaries, collaborates with customers to help them resolve their debt. Headquartered in Norfolk, Virginia, PRA Group has operations in the U.S., Europe, and other markets. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Portfolio income	$267,799	$250,934	$537,378	$491,892
Changes in expected recoveries	96,924	33,292	140,810	61,214
Total portfolio revenue	364,723	284,226	678,188	553,106
Other revenue	7,451	3,462	8,519	4,201
Total revenues	372,174	287,688	686,707	557,307
Operating expenses
Compensation and benefits	70,377	75,724	141,115	149,047
Legal collection costs	52,525	37,583	100,983	70,977
Legal collection fees	18,386	15,625	35,457	30,855
Agency fees	23,214	22,688	47,795	44,056
Professional and outside services	22,512	21,071	43,396	42,174
Communication	7,664	9,417	16,683	19,894
Rent and occupancy	3,730	3,504	6,988	6,984
Depreciation, amortization and impairment of long-lived assets	4,724	2,503	6,432	6,272
Other operating expenses	15,760	14,462	31,322	27,360
Total operating expenses	218,892	202,577	430,171	397,619
Income from operations	153,282	85,111	256,536	159,688
Other income/(expense)
Interest expense, net	(64,363)	(62,361)	(127,881)	(123,331)
Gain on sale of equity method investment	—	38,403	—	38,403
Foreign exchange gain/(loss), net	(501)	50	553	(1)
Other	(92)	(75)	(346)	(255)
Income before income taxes	88,326	61,128	128,862	74,504
Income tax expense	29,385	15,415	38,149	19,727
Net income	58,941	45,713	90,713	54,777
Net income attributable to noncontrolling interests	1,024	3,339	4,586	8,744
Net income attributable to PRA Group, Inc.	$57,917	$42,374	$86,127	$46,033
Net income per common share attributable to PRA Group, Inc.
Basic	$1.52	$1.08	$2.25	$1.17
Diluted	$1.51	$1.08	$2.24	$1.16
Weighted average number of shares outstanding
Basic	38,104	39,323	38,236	39,436
Diluted	38,303	39,385	38,407	39,536

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$132,431	$104,409
Investments	145,473	66,628
Finance receivables, net	4,717,204	4,688,024
Income taxes receivable	20,912	17,702
Deferred tax assets, net	64,936	76,955
Right-of-use assets	27,836	29,206
Property and equipment, net	22,213	24,886
Goodwill	26,871	26,871
Prepaid expenses and other assets	80,891	68,641
Total assets	$5,238,767	$5,103,322
LIABILITIES AND EQUITY
Liabilities
Accrued expenses and accounts payable	$129,175	$131,812
Income taxes payable	36,356	29,845
Deferred tax liabilities, net	32,240	17,064
Lease liabilities	30,681	32,160
Interest-bearing deposits	100,460	106,148
Borrowings	3,759,353	3,697,338
Other liabilities	37,605	48,990
Total liabilities	4,125,870	4,063,357
Equity
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01par value, 100,000 shares authorized, 37,648 shares issued and outstanding as of June 30, 2026; 100,000 shares authorized, 38,453 shares issued and outstanding as of December 31, 2025	376	385
Additional paid-in capital	—	11,474
Retained earnings	1,338,814	1,255,007
Accumulated other comprehensive loss	(293,721)	(287,015)
Total stockholders' equity - PRA Group, Inc.	1,045,469	979,851
Noncontrolling interests	67,428	60,114
Total equity	1,112,897	1,039,965
Total liabilities and equity	$5,238,767	$5,103,322

Purchase Price Multiples as of June 30, 2026 (in thousands, except percentages)
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple
U.S. Core
1996-2015	$2,736,875	$7,509,514	$88,885	274%	223%
2016	400,545	820,678	31,073	205%	195%
2017	511,902	1,168,691	63,472	228%	193%
2018	604,669	1,376,064	87,769	228%	199%
2019	432,222	1,017,231	64,379	235%	209%
2020	415,384	940,625	80,613	226%	215%
2021	339,885	602,989	108,705	177%	191%
2022	275,433	429,264	124,219	156%	164%
2023	506,319	942,514	405,841	186%	191%
2024	727,672	1,679,034	993,374	231%	211%
2025	531,021	1,160,216	920,909	218%	216%
2026	195,696	407,198	392,750	208%	208%
Subtotal	7,677,623	18,054,018	3,361,989
U.S. Insolvency
1996-2015	1,472,385	2,806,860	—	191%	154%
2016	67,454	85,680	12	127%	124%
2017	275,257	359,737	126	131%	125%
2018	97,879	137,413	34	140%	127%
2019	120,845	164,637	90	136%	128%
2020	62,130	90,396	1,343	145%	136%
2021	54,898	73,841	3,209	135%	136%
2022	33,442	48,002	9,676	144%	139%
2023	61,242	80,697	33,878	132%	136%
2024	68,168	99,458	52,263	146%	149%
2025	59,091	93,346	79,735	158%	160%
2026	32,264	51,036	50,466	158%	158%
Subtotal	2,405,055	4,091,103	230,832
Total U.S.	10,082,678	22,145,121	3,592,821
Europe Core
2012-2015	1,225,893	3,793,428	693,140	309%	190%
2016	333,090	636,868	169,208	191%	167%
2017	252,174	375,695	82,828	149%	144%
2018	341,775	589,860	158,170	173%	148%
2019	518,610	917,830	287,242	177%	152%
2020	324,119	617,610	208,905	191%	172%
2021	412,411	743,743	334,084	180%	170%
2022	359,447	593,873	344,363	165%	162%
2023	410,593	750,983	482,569	183%	169%
2024	451,786	812,676	641,676	180%	180%
2025	512,533	938,291	790,093	183%	185%
2026	247,303	461,433	447,812	187%	187%
Subtotal	5,389,734	11,232,290	4,640,090
Europe Insolvency
2014-2015	29,849	49,127	—	165%	135%
2016	39,338	60,180	2,051	153%	130%
2017	39,235	54,033	1,161	138%	128%
2018	44,908	53,667	622	120%	123%
2019	77,218	115,235	3,878	149%	130%
2020	105,440	162,142	4,144	154%	129%
2021	53,230	82,097	7,770	154%	134%
2022	44,604	68,715	19,227	154%	137%
2023	46,558	74,356	35,647	160%	138%
2024	43,459	72,755	44,187	167%	147%
2025	20,760	30,862	25,485	149%	145%
2026	14,420	22,458	21,920	156%	156%
Subtotal	559,019	845,627	166,092
Total Europe	5,948,753	12,077,917	4,806,182
Other markets (5)	963,416	2,208,916	495,513	229%	204%
Total PRA Group	$16,994,847	$36,431,954	$8,894,515
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts, including purchase price adjustments that occur throughout the life of a portfolio, are presented at the exchange rate at the end of the respective period of purchase.
(3)Non-U.S. amounts are presented at the period-end exchange rate for the respective period of purchase.
(4)Non-U.S. amounts are presented at the June 30, 2026 exchange rate.
(5)Reflects all vintages in South America, Canada and Australia.

Portfolio Financial Information (1)
(in thousands)
	June 30, 2026 (year-to-date)				As of June 30, 2026
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Changes in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
U.S. Core
1996-2015	$20,689	$10,589	$6,121	$16,710	$29,450
2016	5,175	2,958	340	3,298	13,032
2017	10,193	6,227	(1,249)	4,978	25,041
2018	16,399	7,906	1,328	9,234	42,763
2019	12,951	6,560	(771)	5,789	30,599
2020	17,289	8,301	(1,029)	7,272	40,157
2021	19,667	9,619	(1,052)	8,567	54,296
2022	21,478	8,915	(4,280)	4,635	72,290
2023	75,573	34,498	(10,805)	23,693	216,652
2024	191,009	91,298	9,645	100,943	521,294
2025	133,216	84,546	1,459	86,005	474,993
2026	14,448	13,730	(632)	13,098	194,158
Subtotal	538,087	285,147	(925)	284,222	1,714,725
U.S. Insolvency
1996-2015	406	—	405	405	—
2016	59	2	38	40	11
2017	376	17	243	260	111
2018	270	4	211	215	33
2019	754	10	556	566	88
2020	880	94	168	262	1,186
2021	3,965	321	(384)	(63)	3,053
2022	4,368	668	96	764	8,821
2023	9,447	1,999	343	2,342	29,679
2024	12,048	4,187	46	4,233	41,062
2025	8,432	5,485	(613)	4,872	55,943
2026	570	1,005	188	1,193	32,709
Subtotal	41,575	13,792	1,297	15,089	172,696
Total U.S.	579,662	298,939	372	299,311	1,887,421
Europe Core
2012-2015	61,643	33,175	63,974	97,149	180,405
2016	13,511	5,487	20,775	26,262	91,080
2017	7,298	2,534	3,658	6,192	52,160
2018	16,225	5,781	5,941	11,722	92,394
2019	28,033	9,302	17,828	27,130	188,972
2020	19,976	8,144	5,302	13,446	125,429
2021	28,007	12,137	6,374	18,511	199,304
2022	31,880	12,504	(1,447)	11,057	217,449
2023	42,435	17,442	21,478	38,920	279,253
2024	59,650	26,827	164	26,991	362,683
2025	69,949	34,057	(6,091)	27,966	430,938
2026	13,831	5,543	1,770	7,313	240,509
Subtotal	392,438	172,933	139,726	312,659	2,460,576
Europe Insolvency
2014-2015	162	—	162	162	—
2016	207	36	393	429	337
2017	332	18	748	766	610
2018	430	17	322	339	454
2019	1,399	158	586	744	3,111
2020	3,433	258	(6)	252	3,825
2021	5,687	470	1,798	2,268	7,025
2022	6,740	1,027	2,744	3,771	16,675
2023	8,348	1,644	6,984	8,628	29,984
2024	7,937	2,505	6,769	9,274	33,743
2025	2,987	1,378	610	1,988	19,038
2026	543	361	197	558	14,391
Subtotal	38,205	7,872	21,307	29,179	129,193
Total Europe	430,643	180,805	161,033	341,838	2,589,769
Other markets (4)	100,168	57,634	(20,595)	37,039	240,014
Total PRA Group	$1,110,473	$537,378	$140,810	$678,188	$4,717,204
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the June 30, 2026 exchange rate.
(4)Reflects all vintages in South America, Canada and Australia.

Cash Collections by Year, By Year of Purchase (1) as of June 30, 2026
						(in millions)
Purchase Period	Purchase Price (2)(3)	1996-2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	Total
U.S. Core
1996-2015	$2,736.9	$5,186.4	$673.8	$479.4	$337.7	$230.9	$149.3	$98.2	$67.1	$51.7	$64.7	$53.6	$20.7	$7,413.5
2016	400.5	—	86.1	195.3	160.1	116.6	88.7	59.9	29.1	17.6	18.1	12.9	5.2	789.6
2017	511.9	—	—	94.3	264.4	247.1	185.6	124.8	73.1	41.6	37.5	26.6	10.2	1105.2
2018	604.7	—	—	—	106.3	320.2	304.7	214.8	131.6	83.2	68.1	42.9	16.4	1288.2
2019	432.2	—	—	—	—	93.4	282.2	237.4	141.7	86.1	61.8	37.3	13.0	952.9
2020	415.4	—	—	—	—	—	127.4	274.7	185.4	121.3	83.6	50.4	17.3	860.1
2021	339.9	—	—	—	—	—	—	73.8	149.9	115.3	82.8	52.8	19.7	494.3
2022	275.4	—	—	—	—	—	—	—	34.9	102.4	87.8	58.5	21.5	305.1
2023	506.3	—	—	—	—	—	—	—	—	63.5	211.8	185.9	75.6	536.8
2024	727.7	—	—	—	—	—	—	—	—	—	119.8	374.9	191.0	685.7
2025	531.0	—	—	—	—	—	—	—	—	—	—	106.1	133.2	239.3
2026	195.7	—	—	—	—	—	—	—	—	—	—	—	14.3	14.3
Subtotal	7,677.6	5,186.4	759.9	769.0	868.5	1,008.2	1,137.9	1,083.6	812.8	682.7	836.0	1,001.9	538.1	14,685.0
U.S. Insolvency
1996-2015	1,472.4	2,290.4	230.4	142.6	78.6	39.1	13.6	4.5	2.9	1.8	1.4	1.0	0.4	2,806.7
2016	67.5	—	10.1	18.9	18.2	16.4	13.0	6.6	1.3	0.6	0.4	0.1	0.1	85.7
2017	275.3	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	1.0	0.4	359.7
2018	97.9	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	1.0	0.3	137.3
2019	120.8	—	—	—	—	13.4	30.9	37.9	36.8	28.0	14.2	2.7	0.8	164.7
2020	62.1	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	8.7	0.9	89.1
2021	54.9	—	—	—	—	—	—	4.5	17.7	17.4	15.2	11.8	4.0	70.6
2022	33.4	—	—	—	—	—	—	—	3.2	9.2	11.1	10.5	4.4	38.4
2023	61.2	—	—	—	—	—	—	—	—	4.5	14.8	18.0	9.4	46.7
2024	68.2	—	—	—	—	—	—	—	—	—	12.1	23.1	12.0	47.2
2025	59.1	—	—	—	—	—	—	—	—	—	—	5.2	8.4	13.6
2026	32.3	—	—	—	—	—	—	—	—	—	—	—	0.5	0.5
Subtotal	2,405.1	2,290.4	240.5	210.6	200.8	177.2	153.3	145.2	127.7	98.6	91.2	83.1	41.6	3,860.2
Total U.S.	10,082.7	7,476.8	1,000.4	979.6	1,069.3	1,185.4	1,291.2	1,228.8	940.5	781.3	927.2	1,085.0	579.7	18,545.2
Europe Core
2012-2015	1,225.8	538.4	350.2	310.3	290.5	241.4	206.0	202.4	164.3	142.4	132.1	126.9	61.6	2,766.5
2016	333.1	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	27.1	13.5	479.5
2017	252.2	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	15.7	7.3	275.2
2018	341.8	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	34.3	16.2	433.3
2019	518.6	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	61.7	28.0	617.9
2020	324.1	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	45.1	20.0	364.3
2021	412.4	—	—	—	—	—	—	48.5	89.9	73.0	66.6	59.7	28.0	365.7
2022	359.4	—	—	—	—	—	—	—	33.9	83.8	74.7	67.8	31.9	292.1
2023	410.6	—	—	—	—	—	—	—	—	50.2	103.1	93.2	42.4	288.9
2024	451.9	—	—	—	—	—	—	—	—	—	46.3	135.6	59.7	241.6
2025	512.5	—	—	—	—	—	—	—	—	—	—	57.1	69.9	127.0
2026	247.3	—	—	—	—	—	—	—	—	—	—	—	13.9	13.9
Subtotal	5,389.7	538.4	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	724.2	392.4	6,265.9
Europe Insolvency
2014-2015	29.9	7.3	8.3	8.2	7.4	5.4	3.7	1.9	0.8	0.6	0.4	0.3	0.2	44.5
2016	39.3	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	0.6	0.2	62.0
2017	39.2	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	1.0	0.3	50.6
2018	44.9	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	1.4	0.4	53.3
2019	77.2	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	6.1	1.4	108.9
2020	105.4	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	15.5	3.4	148.8
2021	53.2	—	—	—	—	—	—	5.5	14.4	14.7	15.4	14.6	5.7	70.3
2022	44.6	—	—	—	—	—	—	—	4.5	12.4	15.2	15.2	6.7	54.0
2023	46.7	—	—	—	—	—	—	—	—	4.2	12.7	15.7	8.3	40.9
2024	43.4	—	—	—	—	—	—	—	—	—	9.5	15.2	7.9	32.6
2025	20.8	—	—	—	—	—	—	—	—	—	—	1.9	3.0	4.9
2026	14.4	—	—	—	—	—	—	—	—	—	—	—	0.7	0.7
Subtotal	559.0	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	87.5	38.2	671.5
Total Europe	5,948.7	545.7	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	811.7	430.6	6,937.4
Other markets (3)	963.4	33.9	86.5	103.9	83.7	137.0	135.9	125.4	135.0	215.9	220.5	210.7	100.2	1,588.6
Total PRA Group	$16,994.8	$8,056.4	$1,492.0	$1,512.7	$1,625.2	$1,841.3	$2,005.6	$2,061.8	$1,729.0	$1,660.7	$1,868.6	$2,107.4	$1,110.5	$27,071.2
(1)Non-U.S. amounts are presented at the average exchange rates during the cash collections period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts, including purchase price adjustments that occur throughout the life of a portfolio, are presented at the exchange rate at the end of the respective period of purchase.
(4)Reflects all vintages in South America, Canada and Australia.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including the non-GAAP financial measures referred to below, internally to evaluate the Company’s performance and to set performance goals. Management believes these non-GAAP financial measures are useful to investors in evaluating the Company's performance and operational effectiveness and provide for greater comparability. These non-GAAP financial measures should not be considered as an alternative to the most directly comparable financial measure determined in accordance with GAAP and may not be comparable to the calculation of similarly titled financial measures reported by other companies. Included below are reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted EBITDA

The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Adjusted EBITDA is calculated as Net loss attributable to PRA Group, Inc. plus Income tax expense; less Foreign exchange gain; plus Interest expense, net; plus Other expense; plus Depreciation and amortization; plus Impairment of real estate; plus Goodwill impairment; plus Net income attributable to noncontrolling interests; less Gain on sale of equity method investment; and plus Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company’s operational and financial performance as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the operations of the Company’s business and is useful to investors as other companies in the industry report similar financial measures.

The following table provides a reconciliation of Net loss attributable to PRA Group, Inc. to Adjusted EBITDA for the last twelve months (LTM) ended June 30, 2026 and for the year ended December 31, 2025.

	LTM	Year Ended
Adjusted EBITDA Reconciliation ($ in thousands)	June 30, 2026	December 31, 2025
Net loss attributable to PRA Group, Inc.	$(265,048)	$(305,142)
Adjustments:
Income tax expense	65,157	46,735
Foreign exchange gain	(1,309)	(755)
Interest expense, net	256,338	251,788
Other expense	427	336
Depreciation and amortization	7,188	9,035
Impairment of real estate	3,411	1,404
Goodwill impairment	412,611	412,611
Net income attributable to noncontrolling interests	11,010	15,168
Gain on sale of equity method investment	—	(38,403)
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	869,128	922,697
Adjusted EBITDA	$1,358,913	$1,315,474

Adjusted net income attributable to PRA, ROATE and Adjusted ROATE
The Company uses Net income attributable to PRA Group, Inc. excluding the impact of certain transactions that are unusual or infrequent in nature and not reflective of our ongoing operations (“Adjusted net income attributable to PRA”) to monitor and evaluate our operating performance and allow for better comparability. Management believes Adjusted net income attributable to PRA is a useful financial measure for investors in evaluating our operating results.

Adjusted net income attributable to PRA is calculated as Net income attributable to PRA Group, Inc. excluding the impact of certain transactions that are unusual or infrequent in nature and not reflective of our ongoing operations.
In addition, the Company uses return on average tangible equity ("ROATE") to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. ROATE is calculated by dividing annualized Net income attributable to PRA Group, Inc. by average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets ("Average tangible equity").
ROATE may include certain items that are not indicative of the ongoing operating results of the Company's business. Accordingly, the Company also uses Adjusted ROATE to monitor and evaluate operating performance relative to the Company's equity. Management believes that Adjusted ROATE is a useful financial measure for investors because it is based on Adjusted net income attributable to PRA. Adjusted ROATE is calculated by dividing annualized Adjusted net income attributable to PRA by average tangible equity. Return on equity ("ROE") is calculated by dividing Net income attributable to PRA Group, Inc. by average Total stockholders' equity - PRA Group, Inc.
The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to Average tangible equity, a reconciliation of Net income attributable to PRA Group, Inc. to Adjusted net income attributable to PRA Group, Inc., and provides our ROE, ROATE and Adjusted ROATE for the periods indicated (in thousands, except for ratio data):

			Average Tangible Equity Reconciliation (1)
	Balance as of Period End		Second Quarter		Year-to-Date
	June 30, 2026	June 30, 2025	2026	2025	2026	2025
Total stockholders' equity - PRA Group, Inc.	$1,045,469	$1,336,925	$1,023,879	$1,278,016	$1,009,202	$1,230,355
Goodwill	26,871	439,449	26,871	430,082	26,871	418,840
Other intangible assets	1,282	1,541	1,313	1,515	1,354	1,494
Average tangible equity			$995,695	$846,419	$980,977	$810,021

			ROE and ROATE (2)
			Second Quarter		Year-to-Date
			2026	2025	2026	2025
Net income attributable to PRA Group, Inc.			$57,917	$42,374	$86,127	$46,033
Return on equity			22.6%	13.3%	17.1%	7.5%
Return on average tangible equity			23.3%	20.0%	17.6%	11.4%

			Adjusted Net Income Attributable to PRA Group, Inc. Reconciliation and Adjusted ROATE (3)
			Second Quarter		Year-to-Date
			2026	2025	2026	2025
Net income attributable to PRA Group, Inc.			$57,917	$42,374	$86,127	$46,033
Gain on sale of equity method investment			—	(38,403)	—	(38,403)
Tax effect of adjusting items (4)			—	8,717	—	8,717
Adjusted net income attributable to PRA Group, Inc.			$57,917	$12,688	$86,127	$16,347
Adjusted ROATE			23.3%	6.0%	17.6%	4.0%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

1.Amounts represent the average balances for the respective periods.
2.Based on annualized Net income attributable to PRA Group, Inc.
3.Based on annualized Adjusted net income attributable to PRA Group, Inc.
4.Based on the annual effective tax rate and pretax income excluding the effect of the adjusting items.